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                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as INDENTURE TRUSTEE


                                       and


                        GOLDEN STATE PETRO (IOM I-B) PLC






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                             ISSUE OF ONE DEBENTURE

                          Dated as of December 1, 1996

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                  This Issue of One Debenture, dated as of December 1, 1996 (the
"Debenture"), from Golden State Petro (IOM I-B) PLC, a company organized under the laws of the Isle of Man (the "Owner") to United States Trust Company of New York, as indenture trustee, a bank and trust company organized under the New
York Banking Law (the "Indenture Trustee").

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro (IOM I-A) PLC, will issue Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance will be deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has agreed to bareboat charter the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter are guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of the date hereof, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter, the Chevron Guarantee and the earnings and insurances of the Vessel and will grant this debenture in favor of the Indenture Trustee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Capitalized terms used in this Debenture shall have the meanings assigned to such terms in Schedule 1 to this Debenture, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II
                                 COVENANT TO PAY

                  Section 2.1. COVENANT TO PAY. The Owner hereby covenants and agrees to pay and discharge each sum owing under the Obligations as and when the same shall fall due, whether at maturity, by acceleration or otherwise.




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                                       -2-


                                   ARTICLE III
                         MORTGAGE, CHARGE AND ASSIGNMENT

                  Section 3.1. CHARGE. As continuing security for the Obligations, the Owner hereby:

         (a) conveys, transfers and assigns absolutely to and unto the Indenture Trustee all rights of the Owner in and to the Current Receivables by way of fixed charge;

         (b) mortgages, charges and assigns, and agrees to mortgage, charge and assign to the Indenture Trustee all present and future rights of the Owner in and to all freehold or leasehold property of the Owner and all other estates or interests therein together with all trade fixtures and fixed plant and machinery now and for the time being thereon, by way of a fixed charge;

         (c) mortgages, charges and assigns, and agrees to mortgage, charge and assign, to the Indenture Trustee all rights now owned or hereafter acquired in and to the goodwill, franchises, patent rights, copyrights, trademarks and other intangible Assets of the Owner by way of fixed charge;

         (d) mortgages, charges and assigns, and agrees to mortgage, charge and assign, to the Indenture Trustee all rights relating to the aforesaid property specified in Sections 3.1(a), (b) and
                  (c) including, INTER ALIA, negotiable instruments, legal and equitable charges, reservations of property rights, rights of action, collection, recovery or security, rights of tracing and unpaid vendor's liens and similar and associated rights, by way of fixed legal mortgage and charge; and

         (e) mortgages and charges in favor of the Indenture Trustee all rights of the Owner now owned or hereafter acquired in and to all other Security Assets for the time being of the Owner not subject to the fixed securities created by Sections 3.1(a),
                  (b), (c) and (d) wheresoever situate (including, INTER ALIA, all undertakings and businesses of the Owner) by way of a floating charge and the Owner shall not be at liberty to create any mortgage or charge on any of the securities created by this Section 3.1(e) and no Encumbrance shall in any case or in any manner arise on or affect any part of the said securities in priority to or PARI PASSU with all charges hereby created, it being the intention that the Owner shall have no power, without the written consent of the Indenture Trustee, to part with or dispose of any part of the said securities except by way of sale in the ordinary course of its business;




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                                       -3-

         PROVIDED, HOWEVER, that upon the unconditional payment and satisfaction of the Obligations the rights of the Indenture Trustee hereunder will terminate and the Indenture Trustee will at the direction, cost and expense of the Owner release or reassign to the Owner all remaining rights of the Indenture Trustee in and to the balance of the Security Assets.

                  Section 3.2. LEGAL SECURITIES. The Owner will forthwith at the request of the Indenture Trustee execute a legal mortgage, charge or assignment over all or any of the Security Assets subject to or intended to be subject to any fixed security hereby created in favor of the Indenture Trustee in such form as the Indenture Trustee may reasonably require.

                  Section 3.3. CONVERSION OF FLOATING CHARGE. The Indenture Trustee may at any time by notice to the Owner convert the floating charge hereby created into a fixed charge as regards any Assets specified in the notice which the Indenture Trustee shall consider to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy and (whether or not this security has become enforceable) may at any time appoint a Receiver (as defined in Section 7.1 hereof) thereof.

                  Section 3.4. NEGATIVE PLEDGE. Except as otherwise provided in the Mortgage or the Indenture, the Owner shall not, without the prior written consent of the Indenture Trustee, permit the sale, transfer, assignment lease or other disposition of any Security Asset, or any Encumbrance or other right in or over any Security Asset to subsist, arise or be created, other than such Encumbrance as is created by this Debenture.

                  Section 3.5. NEW ACCOUNTS. If the Indenture Trustee receives or is deemed to be affected by notice whether actual or constructive of any subsequent Encumbrance or other interest affecting any Security Asset or the proceeds of sale thereof, the Indenture Trustee may open a new account or accounts for the Owner. If the Indenture Trustee does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Indenture Trustee shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Debenture is security.

                                   ARTICLE IV
                            PRESERVATION OF SECURITY

                  Section 4.1. CONTINUING SECURITY. The security constituted by this Debenture shall be a continuing security and shall not be satisfied by any intermediate payment or satisfaction of the Obligations but shall secure the ultimate balance of the Obligations. The security hereby given shall be in addition to and shall not be discharged, released, prejudiced or otherwise affected by any other security or Encumbrance now or hereafter held by the Indenture Trustee for the Obligations.



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                                       -4-


                  Section 4.2. WAIVER OF DEFENSES. The obligations of the Owner under this Debenture and this security shall not be discharged, released, prejudiced or otherwise affected by any act, omission or circumstance which but for this provision might so operate or otherwise release or discharge the Owner from the Obligations, or the security created under this Debenture including without limitation and whether or not known to or discoverable by the Owner or the Indenture Trustee:

         (a) any time, indulgence, waiver, consent or other relief granted to or composition with the Owner or any other Person;

         (b) the taking, variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights under the Indenture, this Debenture, any Security Document or any other guarantee, agreement or obligation or any right against, or any security granted by, the Owner or any other Person;

         (c) any irregularity, invalidity or unenforceability of any obligation of the Owner under the Indenture, any Security Document, this Debenture or any other guarantee, of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any such obligation to the extent that such obligation and this security shall remain in full force and this Debenture shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order;

         (d) any legal limitation, disability, incapacity or other circumstance relating to the Owner, any guarantor or any other Person;

         (e) any defect in or invalidity or inadequacy of the constitution or incorporation or borrowing powers of the Owner or of its board of directors, executive committee or other equivalent or analogous body or in the authorization, execution or delivery of the Indenture, any Security Document, this Debenture or any other guarantee, agreement or obligation; or

         (f) any supplement, amendment or modification to the terms of the Indenture, this Debenture, any other Security Document or any other guarantee, agreement or obligation.

                  Section 4.3. IMMEDIATE RECOURSE. The Owner waives any right it may have of first requiring the Indenture Trustee to proceed against or claim payment from the Owner or enforce the Indenture, any Security Documents or other guarantee, agreement or obligation before enforcing this Debenture.




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                                       -5-

                  Section 4.4. PRESERVATION OF RIGHTS. Until the Obligations have been irrevocably paid and discharged in full, the Indenture Trustee may:

         (a) refrain from applying or enforcing any other security, money or right held or received by the Indenture Trustee in respect of the Obligations or apply and enforce the same in such manner and order as the Indenture Trustee sees fit; and

         (b) hold in a suspense account (without liability to pay interest thereon) any moneys received or on account of this Debenture by way of a partial payment.

                  Section 4.5. ADDITIONAL SECURITY. This Debenture shall be in addition to and shall not in any way be prejudiced by any other security now or hereafter held by the Indenture Trustee.

                  Section 4.6. CERTIFICATE. A certificate of the Indenture Trustee setting forth the amount due from the Owner in respect of the Obligations shall, in the absence of manifest error, be PRIMA FACIE evidence of such amount.

                  Section 4.7. DISCHARGE. Where any discharge (whether in respect of the Indenture, the Obligations, this Debenture, or any other guarantee, agreement, obligation or security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation, winding-up, dissolution or otherwise, this security and the obligations of the Owner under this Debenture shall continue as if there had been no such discharge or arrangement.

                  Section 4.8. REGISTRATION. The Owner hereby agrees to arrange for this Debenture, any Security Asset or any agreement, document or instrument relating thereto to be registered with or notified to any Person to preserve or perfect the Indenture Trustee's security in any Security Asset.

                  Section 4.9. INDENTURE TRUSTEE'S POWER'S WITH RESPECT TO SECURITY ASSETS. The Indenture Trustee may without demand or notice to the Owner being required at any time after this security becomes enforceable exercise at its discretion (in the name of the Owner or otherwise) and without any further consent or authority by the Owner, any right which may be exercised by the Person in whose name any Security Asset is registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees by statute in respect of securities or property subject to a trust; PROVIDED, HOWEVER, that until the security hereby constituted becomes enforceable, the Indenture Trustee shall procure that the rights attached to each such Security Asset are exercised in such manner as the Owner shall direct so long as the same is not inconsistent with any term of the Indenture or this Debenture and account to the Owner for any sum or other distribution paid in respect of such Security Asset.



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                                       -6-


                  Section 4.10. CALLS. The Owner will for so long as the Obligations remain outstanding pay all sums which may become due in respect of the Security Assets and in the event of default the Indenture Trustee may if it thinks fit make such payments on behalf of the Owner. Any sums so paid by the Indenture Trustee shall be immediately due and payable by the Owner to the Indenture Trustee without demand or notice being required.

                  Section 4.11. DELEGATION BY INDENTURE TRUSTEE. The Indenture Trustee may at any time and from time to time delegate by power of attorney or in any other manner to any Person or Persons all or any of the rights and discretions which are for the time being exercisable by the Indenture Trustee under this Debenture in relation to any Security Asset. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Indenture Trustee may think fit. The Indenture Trustee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

                  Section 4.12. FURTHER ASSURANCES. The Owner shall at its own expense execute and deliver all such agreements, documents and instruments and do all such assurances, acts and things as the Indenture Trustee may require for perfecting or protecting this security over any Security Asset or for facilitating the realization of such property and in the exercise of all rights vested in the Indenture Trustee or in any sub-delegate as aforesaid. The Owner shall in particular execute all transfers, conveyances, assignments and assurances of such property whether to the Indenture Trustee or its nominees and give all notices, orders and directions which the Indenture Trustee may think expedient and, for the purposes of this Section, a certificate in writing by the Indenture Trustee to the effect that any particular assurance, act or thing required by it is reasonably required shall be conclusive evidence of such fact in favor of all third parties.

                  Section 4.13. REDEMPTION OF PRIOR MORTGAGES. The Indenture Trustee may at any time after the security hereby constituted has become enforceable redeem any prior Encumbrances against any Security Asset or procure the transfer thereof to itself and may settle and pass the accounts of the prior Encumbrances. Any accounts so settled and passed shall be conclusive and binding on the Owner. All principal moneys, interest, costs, charges and expenses of and incidental to such redemption and transfer shall be immediately due by the Owner to the Indenture Trustee without notice or demand being required.

                  Section 4.14. POWER OF ATTORNEY. (a) The Owner hereby by way of security irrevocably nominates, constitutes and appoints the Indenture Trustee and every Receiver of any Security Asset appointed hereunder and every such delegate or sub-delegate as aforesaid, each of them acting alone or jointly with any other of them, to be its attorney (the "Attorney") and on its behalf and in its name or otherwise to sign under seal or otherwise and deliver all such agreements, documents and instruments and do all such assurances, acts and things which the Owner ought to do but fails to do under the covenants and provisions contained in the Indenture or this Debenture (including without prejudice to the generality of the foregoing to make any



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                                       -7-

demand upon or give any notice or receipt to any Person owing moneys to the Owner and to execute and deliver any charges, legal and equitable generally in its name and on its behalf to exercise all or any of the rights conferred by or pursuant to this Debenture or by statute on the Attorney and (without prejudice to the generality of the foregoing) to sign under seal or otherwise and deliver and otherwise perfect any assurance, agreement, instrument or act which the Attorney may deem proper in or for the purpose of exercising any of such rights.

                  (b) The Owner hereby ratifies and confirms and agrees to ratify and confirm any such Attorney described in Section 4.14(a).

                  Section 4.15. AVOIDANCE OF PAYMENTS. No assurance, security or payment which may be avoided under any enactment relating to bankruptcy, and no release, settlement or discharge given or made by the Indenture Trustee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Indenture Trustee to enforce the security created by or pursuant to this Debenture in respect of the full extent of the moneys thereby secured. The Indenture Trustee shall be at liberty at its absolute discretion to retain the security so created as security for the Obligations for a period of seven months in the case of fixed security and thirteen months in the case of floating security after the Obligations shall have been paid in full, notwithstanding any release, settlement, discharge or arrangement given or made by the Indenture Trustee on or as a consequence of, such termination of liability. If at any time within the period of six months in the case of fixed security and twelve months in the case of floating security after such termination a petition shall be presented to a competent court for an order for the winding up of the Owner or the Owner shall commence to be wound up voluntarily, the Indenture Trustee shall be at liberty, notwithstanding as aforementioned, to continue to retain such security or any part thereof for and during such further period as the Indenture Trustee in its absolute discretion shall determine. The Owner agrees that such security shall be deemed to have been and to have remained held by the Indenture Trustee as and by way of security for the payment to the Indenture Trustee of all or any sums which are now or may become due and owing to the Indenture Trustee under the Indenture and the rest of the Security Documents.

                  Section 4.16. POWERS TO LEND. The Indenture Trustee may advance money on the security of any Security Asset for the purpose of defraying any costs, charges, losses and expenses which shall be paid or incurred by it in relation to this Debenture (including the remuneration of any Receiver) or which the Indenture Trustee anticipates may be paid or incurred in the exercise of the rights vested in it or for all other purposes of this Debenture or any of them and the Indenture Trustee may advance such moneys at such rates of interest and generally on such terms and conditions as it shall think fit.




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                                       -8-

                                    ARTICLE V
                          DEALINGS WITH SECURITY ASSETS


                  Section 5.1. CHARGED ACCOUNTS. The Owner shall cause all sums hereafter received or recovered by or for it in respect of any Current Receivable to be directly credited to a separate and distinct account as the Indenture Trustee may from time to time designate and, if called upon to do so by notice in writing from the Indenture Trustee, shall execute an absolute assignment of any such Current Receivable in favor of the Indenture Trustee, all at the cost of the Owner. Until the security hereby constituted is fully discharged in accordance with the terms hereof, the Owner shall not be entitled to withdraw any sum standing to the credit of any such account established as aforesaid without the prior written consent of the Indenture Trustee.

                  Section 5.2. DEPOSIT OF PROPRIETARY RIGHTS. The Owner shall, if the Indenture Trustee so requires, deposit with the Indenture Trustee all certificates and other documents of title or evidence of ownership in relation to the patents and rights referred to in Section 3.1(c).

                  Section 5.3. LIABILITY TO PERFORM. Notwithstanding any other provision herein contained to the contrary, the Owner shall remain liable to observe and perform all of the respective conditions and obligations assumed by it in respect of each Security Asset and the Indenture Trustee shall be under no obligation by reason of this Debenture, nor shall the Indenture Trustee be required in any manner, to perform or fulfil any obligation of the Owner in respect of any Security Asset or to make any payment or make any enquiry as to the maturity, amount, nature or sufficiency of any rental, interest, proceeds, payments or receipts received by it or them or the Owner or to present or file any claim or take any other action or give any notice to collect, exercise or enforce the payment of any amount or the taking up of any rights or property to which the Owner may have been or to which it may be now or hereafter entitled thereunder at any time.

                                   ARTICLE VI
                                   ENFORCEMENT

                  Section 6.1. WHEN SECURITY BECOMES ENFORCEABLE. The security hereby conferred shall become immediately enforceable and the floating charge created by this Debenture shall be deemed to have crystallized and the power of sale and other powers conferred by statute as varied or amended or granted by this Debenture shall be immediately exercisable (i) if the Owner fails to meet the Obligations in the manner specified in Section 2.1 or (ii) upon and after the occurrence of any Indenture Event of Default as defined in the Indenture. After this security has become enforceable, the Indenture Trustee may in its discretion enforce all or any part of this security, and exercise all or any rights of enforcement hereby granted, in such manner as the Indenture Trustee sees fit.




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                                       -9-

                  Section 6.2. ENFORCEMENT OF SECURITY. For the purposes of all powers implied by statute the Obligations shall be deemed to have become due and payable on the date hereof and any statutory restrictions on the power of sale and restrictions on the right of consolidation shall not apply to this security.

                  Section 6.3. REMEDIES, WAIVERS AND CONSENTS. No delay or omission of the Indenture Trustee in exercising any right under this Debenture shall impair or be construed as a waiver of such right nor shall any single or partial exercise of any such right preclude any further exercise thereof or the exercise of any other right. The rights provided in this Debenture are cumulative and not exclusive of any rights provided by law, agreement or otherwise. Any waiver and any consent by the Indenture Trustee under this Debenture must be in writing and may be given subject to any conditions thought fit by the Indenture Trustee. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

                                   ARTICLE VII
                                    RECEIVER

                  Section 7.1. APPOINTMENT AND POWERS OF RECEIVER. At any time after this security becomes enforceable the Indenture Trustee may without further notice appoint in writing under the hand of its duly authorized officer any one or more Person(s) to be a receiver or receiver and manager (hereinafter each called "a Receiver") as the Indenture Trustee at its sole discretion may see fit of any Security Asset in like manner in every respect as if the Indenture Trustee had become entitled under statute to exercise the power of sale thereby conferred. Every Receiver so appointed shall, in addition to any powers conferred by statute or common law, have and be entitled to exercise all rights to do any or all of the following things:

         (a) TAKE POSSESSION. Enter upon and take immediate possession of, get in and collect any Security Asset and undertake any works of demolition, building, reconstruction, repair or decoration thereon;

         (b) SELL ASSETS. Subject to any necessary consent or approval of any judicial, administrative, governmental or other regulatory body, office or agency, sell, convert into money and realize any Security Asset by public auction or private contract, dispose of, grant options and other rights in respect of and exercise all other rights conferred on an owner under any statute, at common law or otherwise, in respect of any Security Asset and generally in such manner and on such terms (which may consist wholly or partly of shares or securities of any company or body corporate) as the Receiver shall think fit and transfer, convey, assign or grant an assurance of the same in the name and on behalf of the Owner. Without prejudice to the generality of the foregoing, the Receiver may do any of these things for a consideration consisting of cash, debentures or other obligations, shares or other valuable consideration in cash or in any other form whatsoever and any such consideration may be payable in a lump sum or by installments spread over such period as the Receiver may think fit;

         (c) COMPROMISE. Settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any Person who is or claims to be a creditor of the Owner or relating in any way to any Security Asset;

         (d) BORROW AND CREATE SECURITY. Borrow or raise money and secure the repayment thereof and interest thereon by mortgaging, sub-mortgaging or otherwise charging any Security Asset or this Debenture (whether or not in priority to the sums and obligations secured by this Debenture) in such manner and on such terms as the Receiver shall think fit; PROVIDED, HOWEVER, that:

                (i) no Receiver shall exercise such right without first obtaining the written consent of the Person appointing him and the Indenture Trustee shall not incur any responsibility to the Owner or any other Person by reason of giving or refusing its consent, whether directly or subject to any limitation or condition; and

               (ii) no Person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the propriety or purpose of the exercise thereof or to see to the application of any money so borrowed or raised;

         (e) EMPLOY AGENTS. Employ solicitors, managers, agents and others as the Receiver shall deem necessary;

         (f) RECEIPTS. Give valid receipts and discharges for all moneys and claims and execute all assurances and things which may be proper or desirable for realizing any Security Assets;

         (g) CONSIDERATION. Receive or pay any consideration in cash or other valuable consideration and so that the same may be receivable or payable either immediately or at a later time and in a lump sum or by installments spread over such period as the Receiver shall think fit;

         (h) DEALINGS. Generally to deal with and effect any transaction or arrangement of any kind whatsoever in respect of any Security Asset;

         (i) LEGAL PROCEEDINGS. Settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with any Security Asset or in any way relating to the security constituted by this Debenture, to bring, take, defend, compromise, submit to and discontinue any actions, suits, arbitration or proceedings whatsoever whether civil or criminal in relation to the matters aforesaid, to enter into, complete, disclaim, abandon or disregard, determine or rectify all or any of the outstanding agreements or arrangements of the Owner in any way relating to or affecting the Security Assets or any part thereof and to allow time for payment of any debts either with or without security as the Receiver shall think expedient;

         (j) IN OWNER'S NAME. Generally at his option to use the name of the Owner in the exercise of all or any of the rights hereby conferred;

         (k) EXERCISE OF RIGHTS. Exercise, or permit the Owner or any nominee of the Owner to exercise, any rights incident to the ownership of any Security Asset in such manner as the Receiver may think fit and in particular (as regards shares, stock and securities) any voting rights conferred by the same and (as regards securities) any rights of enforcing the same by foreclosure, sale or otherwise;

         (l) CORPORATE TRANSFERS. Transfer any Security Asset to any other company or body corporate, whether or not formed or acquired for the purpose;

         (m) CARRY ON BUSINESS. Generally manage and carry on and conduct any of the undertakings and businesses of the Owner;

         (n) CALLS. Make calls, conditionally or unconditionally, on the members of the Owner in respect of all or any part of its uncalled capital with such and the same rights of enforcement as are conferred by the Memorandum of Association and Articles of Association of the Owner upon its directors in this respect;

         (o) GENERAL POWERS. Sign under seal or otherwise and deliver all such agreements, documents and instruments and do all such other acts and things as the Receiver may consider desirable or necessary for realizing any Security Asset or incidental or conducive to any of the matters or rights conferred on a Receiver under or by virtue of this Debenture and to exercise in relation to any Security Asset all such rights as the Receiver should be capable of exercising if the Receiver were the beneficial owner of the same; and

         (p) MONEYS RECEIVED BY RECEIVER. All moneys received by a Receiver shall after providing for the matters specified by any law be applied by him in or towards satisfaction of this Debenture and thereafter of any other Encumbrance of which he shall have notice and thereafter the Receiver shall pay the residue of the moneys received by him to the Owner.

                  Section 7.2. COMPLY WITH INSTRUCTIONS. Any Receiver shall in the exercise of the Receiver's rights conform to any regulations and directions from time to time made and given by the Indenture Trustee as appointer but so that no Person dealing with the Indenture Trustee or any Receiver shall be concerned to enquire whether the Receiver has so conformed to any such regulations or directions.

                  Section 7.3. REMOVAL AND REMUNERATION. The Indenture Trustee may from time to time by writing under its hand remove any Receiver appointed by it and may whenever it may deem it expedient appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

                  Section 7.4. INDENTURE TRUSTEE MAY EXERCISE RECEIVER'S POWERS. All or any of the rights which are conferred by this Debenture (either expressly or impliedly) upon a Receiver of any Security Asset may be exercised after the security hereby created becomes enforceable by the Indenture Trustee in relation to any Security Asset without first appointing a Receiver of the same or notwithstanding the appointment of a Receiver of the same.

                  Section 7.5. NO LIABILITY AS MORTGAGEE IN POSSESSION. The Indenture Trustee shall not nor shall any Receiver appointed as aforesaid by reason of the Indenture Trustee or the Receiver entering into possession of any Security Asset be liable to account as mortgagee in possession or be liable for any loss or realization or for any default or omission for which a mortgagee in possession might be liable. Every Receiver duly appointed by the Indenture Trustee shall be deemed to be the agent of the Owner for all purposes and shall as such agent be deemed to be in the same position as a Receiver duly appointed by a mortgagee under statute. The Owner alone shall be responsible for its agreements, obligations, acts, omissions, defaults and losses and the Indenture Trustee shall not incur any responsibility therefor (either to the Owner or to any other Person whatsoever) by reason of appointing such Receiver or for any other reason whatsoever. Every such Receiver and the Indenture Trustee shall be entitled to all the rights, privileges and immunities by statute conferred on mortgagees and receivers when such receivers have been duly appointed.

                  Section 7.6. PROTECTION OF THIRD PARTIES. No purchaser, mortgagee or other Person dealing with the Indenture Trustee or the Receiver or the agents of the Indenture Trustee or the Receiver shall be concerned to enquire whether any of the Obligations are due or owing, the right which the Indenture Trustee or the Receiver is purporting to exercise has become exercisable or any money remains due under this Debenture, as to the propriety or regularity of the actions of the Indenture Trustee or such Receiver, or to see to the application of any money paid to the Indenture Trustee or to such Receiver.

                  Section 7.7. EXPENSES. All costs, charges and expenses incurred and all payments made by the Indenture Trustee or any Receiver appointed hereunder in the exercise in good faith of any right hereby conferred whether or not occasioned by any act, neglect or default of the Indenture Trustee or such Receiver shall bear interest from the date of the same being incurred or becoming due at the Default Rate. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable hereunder shall be payable by the Owner on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Indenture Trustee and the Owner on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

                  Section 7.8. INDEMNITY. Each of the Indenture Trustee and every Receiver, attorney, manager, agent or other Person appointed by the Indenture Trustee hereunder shall be entitled to be indemnified out of the Security Assets in respect of all obligations, costs, charges and expenses incurred and payments made by such Person in good faith in the execution or purported execution of any right vested in such Person pursuant hereto and against all actions, proceedings, obligations, costs, claims and demands in respect of any matter or thing done or omitted in anyway relating to any Security Asset and the Indenture Trustee and any such Receiver may retain and pay all sums in respect of the same out of any moneys received under the rights hereby conferred.

                                  ARTICLE VIII
                             APPLICATION OF PROCEEDS

                  Section 8.1. ORDER OF APPLICATION. Any moneys received by the Indenture Trustee pursuant to this Debenture or under the powers hereby conferred shall after the security hereby constituted shall have become enforceable but subject to the payment of any claims having priority to this security be applied for the following purposes and in the following order of priority (but without prejudice to the right of the Indenture Trustee to recover any shortfall from the Owner):

         (a) in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Indenture Trustee or any Receiver appointed hereunder and of all remuneration due hereunder with interest on such costs, charges, expenses and payments at the Default Rate;

         (b)      in or towards payment of interest on the Obligations;

         (c)      in or towards payment of principal on the Obligations; and

         (d) in payment of the surplus (if any) to the Owner or other Person entitled thereto.

                  Section 8.2. SUSPENSE ACCOUNTS. Any moneys received under the rights hereby conferred may, at the discretion of the Indenture Trustee, be placed in a suspense account and kept there for so long as the Indenture Trustee thinks fit.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  Section 9.1. AMENDMENT. This Debenture may be amended from time to time by written agreement signed by the parties hereto.

                  Section 9.2. SEVERABILITY. If any provision of this Debenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Debenture contained, shall not affect the remaining portions of this Debenture, or any part thereof.

                  Section 9.3. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 9.4. CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Debenture, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Owner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on the Owner. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Debenture shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 9.5. CAPTIONS. The captions or headings in this Debenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Debenture.

                  Section 9.6. GOVERNING LAW. This Debenture shall be governed by and interpreted in accordance with the laws of the Isle of Man, without giving effect to the principles of conflicts of law.

                  Section 9.7. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 9.8. COUNTERPARTS. This Debenture may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 9.9. SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Debenture in respect of either party hereto shall survive the execution and delivery of this Debenture and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 9.10. INTEGRATION. This Debenture and the Schedule and Exhibits hereto, the Indenture and the Security Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 9.11. REPRODUCTION OF DOCUMENTS. This Debenture and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 9.12. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Debenture shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Debenture, Indenture, the Security Documents and any of its rights and interest hereunder and thereunder.

                  Section 9.13. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Debenture except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Debenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Debenture;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Debenture as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  IN WITNESS WHEREOF this Debenture has been executed by the Owner the day and year first above written.




SIGNED, SEALED and DELIVERED                 )
as a Deed and Debenture                      )
by                                           ) /s/ Nunzio Lipomi
for and on behalf of                         )
Golden State Petro (IOM I-B) PLC             ) /s/ Matt Lefferts
in the presence:-                            )




SIGNED by                                    )
for and on behalf of                         )
United States Trust Company of New York        /s/ Christine C. Collins
  as Indenture Trustee                       )
in the presence of:-                         ) /s/ Adam Levine

                                   SCHEDULE 1

                       DEFINED TERMS USED IN THE DEBENTURE

         "ADDITIONAL NOTE" means each first preferred mortgage note issued pursuant to a Supplemental Indenture to finance the Additional Construction Costs of a Vessel.

         "ADDITIONAL CONSTRUCTION COSTS" means any net increases in construction costs for the Vessel which (i) result from actions by the Initial Charterer or the Technical Supervisor; (ii) are approved by the Owner, such approval not to be unreasonably withheld; and (iii) occur after execution of the Building Contract but prior to the Delivery Date.

         "ALLOCATED PRINCIPAL AMOUNT OF THE ADDITIONAL NOTES" means, when used with reference to the Additional Notes and the Vessel at any date of determination, the product of (a) the aggregate outstanding principal amount of Additional Notes as of such date and (b) a fraction (i) the numerator of which is the aggregate outstanding principal amount of Additional Notes for the Vessel as specified with respect to the Vessel in the related Supplemental Indenture and (ii) the denominator of which is the aggregate initial principal amount of all Additional Notes.

         "ALLOCATED PRINCIPAL AMOUNT OF THE MORTGAGE NOTES" means, when used with reference to the Mortgage Notes and the Vessel at any date of determination, the sum of (a) the Allocated Principal Amount of the Notes for the Vessel and (b) the Allocated Principal Amount of the Additional Notes for the Vessel.

         "ALLOCATED PRINCIPAL AMOUNT OF THE NOTES" means, when used with reference to the Notes and either Vessel, amounts indicated on Schedule 1 attached to the Indenture.

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the Closing Date, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, California (as Agent for the Initial Charterer).

         "ASSETS" means, in relation to any person, the whole or any part of its business, undertaking, property and assets and includes, without limitation, any right to receive revenues.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of the Closing Date, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of the Closing Date, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 19, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 19, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "CURRENT RECEIVABLES" means (a) all obligations of the trade debtors of the Owner due or owing to the Owner on account of the prevailing debit balances of the present book debts of the Owner and (b) all rights relating to the aforesaid property specified in clause (a), including, INTER ALIA, negotiable instruments, legal and equitable charges, reservations of property rights, rights of action, collection, recovery or security, rights of tracing an unpaid vendor's liens and similar and associated rights (and each reference to a "Current Receivable" shall be construed as a reference to the whole or any part of any one or more of them).

         "DEFAULT RATE" means, with respect to a Mortgage Note, a rate per annum for each day from the date of a default in any payment hereunder until such payment shall be paid in full equal to the lesser of (a) 1.0% above the interest rate indicated in such Mortgage Note and (b) the sum of 1.5% and LIBOR.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract.

         "ENCUMBRANCE" means any encumbrance and includes any mortgage, charge (whether fixed or floating, pledge, lien, hypothecation, title retention or other security agreement or security interest of any kind whatsoever and howsoever arising and any equivalent or analogous interest to any of the foregoing.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro (IOM I-A) and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 1, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a one-month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. Each of the Initial Charterer and the Owners (or the Owners' assignee) will select a reference bank and the third reference bank will be selected by the Initial Charterer and the Owners (or Owners' assignee) together or, failing agreement, by the previously selected reference banks together.

         "LONDON BANKING DAY" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "MORTGAGE NOTES" means, collectively, the Serial First Preferred Mortgage Notes maturing serially from 2000 to 2006 (the "Serial Notes") and the 8.04% First Preferred Mortgage Notes due 2019 (the "Term Notes") issued in the initial aggregate principal amount of $178,800,000 and any other notes issued pursuant to a supplement to the Indenture or pursuant to the Registration Rights Agreement.

         "NOTES" means, collectively, the Serial Notes and Term Notes.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-B) PLC, a company organized under the laws of the Isle of Man.

         "PERSON" means an individual, a partnership, a corporation, a joint venture, unincorporated association, a joint stock company, a trust or any other entity or a Governmental Authority.

         "REGISTRATION JURISDICTION" means the jurisdiction in which the Vessel is or will be registered.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the Closing Date, among the Owners and Cambridge Partners, L.L.C., Salomon Brothers Inc and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchaser of the Initial Notes.

         "SECURITY ASSETS" means all of the present and future Assets of the Owner, including, INTER ALIA, the Current Receivables (and each reference to a "Security Asset" shall be construed as a reference to the whole or any part of any one or more of them).

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means Hull No. 1229.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                 COVENANT TO PAY.............................  1

Section 2.1.   Covenant to Pay...............................................  1

                                   ARTICLE III
                         MORTGAGE, CHARGE AND ASSIGNMENT.....................  2

Section 3.1.   Charge........................................................  2

Section 3.2.   Legal Securities..............................................  3

Section 3.3.   Conversion of Floating Charge.................................  3

Section 3.4.   Negative Pledge...............................................  3

Section 3.5.   New Accounts..................................................  3

                                   ARTICLE IV
                            PRESERVATION OF SECURITY.........................  3

Section 4.1.   Continuing Security...........................................  3

Section 4.2.   Waiver of Defenses............................................  4

Section 4.3.   Immediate Recourse............................................  4

Section 4.4.   Preservation of Rights........................................  5

Section 4.5.   Additional Security...........................................  5

Section 4.6.   Certificate...................................................  5

Section 4.7.   Discharge.....................................................  5

Section 4.8.   Registration..................................................  5

                                                                            Page
                                                                            ----



Section 4.9.   Indenture Trustee's Power's With Respect to Security Assets...  5

Section 4.10.  Calls.........................................................  6

Section 4.11.  Delegation By Indenture Trustee...............................  6

Section 4.12.  Further Assurances............................................  6

Section 4.13.  Redemption of Prior Mortgages.................................  6

Section 4.14.  Power of Attorney.............................................  6

Section 4.15.  Avoidance of Payments.........................................  7

Section 4.16.  Powers to Lend................................................  7

                                    ARTICLE V
                          DEALINGS WITH SECURITY ASSETS......................  8

Section 5.1.   Charged Accounts..............................................  8

Section 5.2.   Deposit of Proprietary Rights.................................  8

Section 5.3.   Liability to Perform..........................................  8

                                   ARTICLE VI
                                   ENFORCEMENT...............................  8

Section 6.1.   When Security Becomes Enforceable.............................  8

Section 6.2.   Enforcement of Security.......................................  9

Section 6.3.   Remedies, Waivers and Consents................................  9

                                   ARTICLE VII
                                    RECEIVER.................................  9

Section 7.1.   Appointment and Powers of Receiver............................  9

Section 7.2.   Comply with Instructions...................................... 12

                                                                            Page
                                                                            ----


Section 7.3.   Removal and Remuneration...................................... 12

Section 7.4.   Indenture Trustee May Exercise Receiver's Powers.............. 12

Section 7.5.   No Liability As Mortgagee In Possession....................... 12

Section 7.6.   Protection Of Third Parties................................... 12

Section 7.7.   Expenses...................................................... 12

Section 7.8.   Indemnity..................................................... 13

                                  ARTICLE VIII
                             APPLICATION OF PROCEEDS......................... 13

Section 8.1.   Order of Application.......................................... 13

Section 8.2.   Suspense Accounts............................................. 13

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS......................... 14

Section 9.1.   Amendment..................................................... 14

Section 9.2.   Severability.................................................. 14

Section 9.3.   Notices....................................................... 14

Section 9.4.   Consent to Jurisdiction....................................... 14

Section 9.5.   Captions...................................................... 14

Section 9.6.   Governing Law................................................. 15

Section 9.7.   No Partnership................................................ 15

Section 9.8.   Counterparts.................................................. 15

Section 9.9.   Survival...................................................... 15

Section 9.10.  Integration................................................... 15

                                                                            Page
                                                                            ----


Section 9.11.  Reproduction of Documents..................................... 15

Section 9.12.  Successors and Assigns; Assignment............................ 15

Section 9.13.  General Interpretive Principles............................... 16